                                  EXHIBIT 99.1

                                 PRESS RELEASE

FOR IMMEDIATE RELEASE


                   LARSCOM NAMES RICHARD E. POSPISIL TO BOARD

MILPITAS, CA (FEBRUARY 1, 2000) - Larscom Incorporated (Nasdaq: LARS), a leading provider of integrated WAN access solutions, today announced the appointment of Richard E. Pospisil to its board of directors. Mr. Pospisil will also serve as a member of the audit committee.

"It is a pleasure to join the board of directors of this outstanding company at an exciting new stage in its development," said Pospisil. "I am proud to be part of the team guiding the company as it launches its a new class of `intelligent access' products and expands its sales and marketing initiatives."

Larscom recently set a new product direction focused on two main product families and platforms: the WANmaker family which includes DSL technologies, and the iPLEX family which can be updated to provide for migration to advanced technologies and emerging standards.

"Dick Pospisil will be an invaluable addition to the Larscom board of directors," said Robert Coackley, President and CEO of Larscom Incorporated. "His extensive operational experience and knowledge of our industry will be of great benefit to us as we execute our new products strategy and invest to achieve higher levels of growth for Larscom."

Mr. Pospisil, 68, brings to the board a wealth of high-level management experience and success in the telecommunications industry. Most recently, he was president and CEO at T3Plus Networking (OnStream Networks) from 1990 to 1994. Previously, Mr. Pospisil founded LP Com in1983, and Telecommunications Technology Incorporated in 1969. Several industry related patents are credited to his name. A graduate of Iowa State University, Mr. Pospisil holds a BSEE, with graduate work performed at Stanford University and San Jose State University.

He has served on the board of directors for Wandel & Golterman Technology, OASys Group, Pro Log, T3Plus Networking, Centigram, Applied Digital Access, General Signal, Iridian, and numerous other companies. At Applied Digital Access he was also a member of the Technical Advisory Committee.

Currently, Mr. Pospisil is an active private investor and volunteers his time and resources to world charitable causes.

ABOUT LARSCOM

Larscom Incorporated, headquartered in Milpitas, California, is a leading provider of high-speed wide area network (WAN) access equipment. Its customers include carriers, Internet service providers, corporate users, and government agencies worldwide. For additional information please visit the Company's web site at www.larscom.com.

                              SAFE HARBOR STATEMENT

Any forward-looking statements in this news release are based on current expectations and beliefs and are subject to known and unknown risks and uncertainties that could cause the actual results to differ materially from those suggested. Factors that could cause actual results to differ materially include (but are not limited to), risks associated with customer concentration, the ability to hire and retain technical talent, the ability to develop successful new products, dependence on recently introduced new products and products under development, dependence on component availability from key suppliers, rapid technological change, fluctuations in quarterly operating results, a significant write down of deferred tax assets that could be required in the event of continuing lack of future profits, absence of significant backlog, risks associated with potential acquisitions, as well as additional risk factors as discussed in the "Risk Factors" section of Larscom's annual report on Form 10-K and quarterly reports on Form 10-Q filed with the U.S. Securities and Exchange Commission. These forward-looking statements represent Larscom's judgment as of the date of this news release. Larscom disclaims, however, any intent or obligation to update these forward-looking statements.

For additional information contact:
Perla Munoz
Larscom Incorporated
(408) 941-4136
munoz@larscom.com

                                     --end--